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                                                              EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Canadian National Railway Company and Form S-4 of North American Railways, Inc. of our report dated February 8, 1999 relating to the consolidated financial statements of Burlington Northern Santa Fe Corporation, which appears in Burlington Northern Santa Fe Corporation's 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 8, 1999 relating to the financial statement schedule of Burlington Northern Santa Fe Corporation, which appears in such Annual Report on Form 10-K, as amended. We also consent to the incorporation by reference of our report dated February 4, 2000 relating to the consolidated financial statements of Burlington Northern Santa Fe Corporation, which appears in the Current Report on Form 8-K filed March 10, 2000. We also consent to the use of our report dated January 5, 2000 relating to the consolidated balance sheet of North American Railways, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

March 10, 2000